Exhibit 10.1 $7,122,000 Loan Agreement dated December 31, 2002 and related amendment between TW Real Estate II, LLC and GE Capital Franchise Corporation



                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT (this "Agreement") is made as of December 31, 2002 (the "Closing Date"), by and between GE CAPITAL FRANCHISE FINANCE CORPORATION, a Delaware corporation ("Lender"), and TW REAL ESTATE I, LLC, a Delaware limited liability company ("Borrower").

                                   AGREEMENT:

         In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows:

         1. Definitions. The following terms shall have the following meanings for all purposes of this Agreement:

         "ADA" means the Americans with Disabilities Act of 1990, as such act may be amended from time to time.

         "Affiliate" means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, "controls", "under common control with" and "controlled by" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or otherwise.

         "Anti-Money Laundering Laws" means all applicable laws, regulations and government guidance on the prevention and detection of money laundering, including 18 U.S.C. ss. ss. 1956 and 1957, and the BSA.

         "Applicable Regulations" means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of each Governmental Authority having jurisdiction over the Premises, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements, all applicable standards of the National Board of Fire Underwriters and the ADA and all policies or rules of common law, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment applicable to any of the Borrower Parties or any of the Lessee Parties.

         "Borrower Parties" means, collectively, Borrower and any guarantors of the Loans (including, in each case, any predecessors-in-interest).

         "BSA" means the Bank Secrecy Act (31 U.S.C.ss.ss. 5311 et. seq.), and its implementing regulations, Title 31 Part 103 of the U.S. Code of Federal Regulations.

         "Business Day" means any day on which Lender is open for business other than a Saturday, Sunday or a legal holiday, ending at 5:00 P.M. Phoenix, Arizona time.

         "Change of Control" means a change in control of any of the Borrower Parties, including, without limitation, a change in control resulting from direct or indirect transfers of voting stock or partnership, membership or other ownership interests, whether in one or a series of transactions. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any of the Borrower Parties, as applicable, and a Change of Control will occur if any of the following occur: (i) any merger or consolidation by any of the Borrower Parties, as applicable, with or into any other entity; or (ii) if any "Person" as defined in Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, who, subsequent to the Closing, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of any of the Borrower Parties, as applicable, representing 50% or more of the combined voting power of Borrower's then outstanding securities (other than indirectly as a result of the redemption by any of the Borrower Parties, as applicable, of its securities).

         "Closing" means the disbursement of the Loan Amounts by Title Company as contemplated by this Agreement.

         "Code" means Title 11 of the United States Code, 11 U.S.C. Sec. 101 et seq., as amended.

         "Default Rate" has the meaning set forth in the Notes.

         "Entity" means any entity that is not a natural person.

         "Environmental Condition" means any condition with respect to soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or surrounding any of the Premises, whether or not yet discovered, which would reasonably be expected to or does result in any damage, loss, cost, expense, claim, demand, order or liability to or against any of the Borrower Parties, any of the Lessee Parties or Lender by any third party (including, without limitation, any Governmental Authority), including, without limitation, any condition resulting from the operation of business at any of the Premises and/or the operation of the business of any other property owner or operator in the vicinity of the Premises and/or any activity or operation formerly conducted by any person or entity on or off any of the Premises.

         "Environmental Indemnity Agreement" means the environmental indemnity agreement dated as of the date of this Agreement executed by Borrower for the benefit of the Indemnified Parties and such other parties as are identified in such agreement with respect to the Premises, as the same may be amended from time to time.

         "Environmental Insurer" means American International Specialty Lines Insurance Company, or such other environmental insurance company as Lender may select, and its successors and assigns.

"Environmental Laws" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, orders, injunctions and decrees of Governmental Authorities and common law, relating to Hazardous Materials and/or the protection of human health or the environment by reason of a Release or a Threatened Release of Hazardous Materials or relating to liability for or costs of Remediation or prevention of Releases. "Environmental Laws" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations, rulings, orders or decrees promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations, orders, injunctions and decrees of Governmental Authorities: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.ss. 9601 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C.ss. 11001 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.ss. 5101 et seq.; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tank systems), 42 U.S.C.ss.ss. 6901 et seq.; the Clean Water Act, 33 U.S.C.ss.ss. 1251 et seq.; the Clean Air Act, 42 U.S.C.ss.ss. 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C.ss.ss. 7401 et seq.; the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq.; the Federal
Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.ss. 136 et seq.; the Endangered Species Act, 16 U.S.C.ss.ss. 1531 et seq. and the National Environmental Policy Act, 42 U.S.C.ss. 4321 et seq. "Environmental Laws" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations, orders, injunctions and decrees of Governmental Authorities and common law: conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the property; requiring notification or disclosure of Releases or other environmental condition of any of the Premises to any Governmental Authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements relating to Hazardous Materials in connection with permits or other authorizations required by Governmental Authorities; relating to the handling and disposal of Hazardous Materials; relating to nuisance, trespass or other causes of action related to Hazardous Materials; and relating to wrongful death, personal injury, or property or other damage in connection with the physical condition or use of any of the Premises by reason of the presence of Hazardous Materials in, on, under or above any of the Premises.

         "Environmental Liens" has the meaning set forth in Section 5.K(9).

         "Environmental Policies" means the environmental insurance policies issued by Environmental Insurer to Lender with respect to the Premises, which Environmental Policies shall be in form and substance satisfactory to Lender in its sole discretion.

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

         "Equipment" has the meaning set forth in the Equipment Loan Agreement.

         "Equipment Loan" has the meaning set forth in the Equipment Loan Agreement.

         "Equipment Loan Agreement" means that certain Equipment Loan and Security Agreement dated as of the Closing Date between Lender and Borrower, as the same may be amended from time to time.

         "Equipment Note" has the meaning set forth in the Equipment Loan Agreement.

         "Event of Default" has the meaning set forth in Section 9.

         "FCCR Amount" has the meaning set forth in Section 9.A(7).

         "Fee" means an underwriting, site assessment, valuation, processing and commitment fee equal to 1% of the sum of the Loan Amounts for all of the Premises.

         "Fixed Charge Coverage Ratio" has the meaning set forth in Section 6.J.

         "GAAP" means generally accepted accounting principles consistently applied.

         "Governmental Authority" means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority having jurisdiction or supervisory or regulatory authority over any of the Premises or any of the Borrower Parties.

         "Hazardous Materials" means (a) any toxic substance or hazardous waste, substance, solid waste or related material, or any pollutant or contaminant; (b) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment containing dielectric fluid having levels of polychlorinated biphenyls in excess of applicable standards established by any Governmental Authority, any petroleum product or additive, any petroleum-based substances or any similar terms described or defined in any Environmental Laws applicable to or regulating below or above ground tanks and associated piping systems used in connection with the storage, dispensing and general use of petroleum and petroleum-based substances, or any Toxic Mold; (c) any substance, gas, material or chemical which is now or hereafter defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," "hazardous wastes," "regulated substances" or words of similar import under any Environmental Laws; and (d) any other chemical, material, gas or substance the exposure to or release of which is prohibited, limited or regulated by any Governmental Authority that asserts or may assert jurisdiction over any of the Premises or the operations or activity at any of the Premises, or any chemical, material, gas or substance that does or is reasonably likely to pose a hazard to the health and/or safety of the occupants of any of the Premises or the owners and/or occupants of property adjacent to or surrounding any of the Premises.

         "Indemnified Parties" means Lender, Environmental Insurer, the trustees under the Mortgages, if applicable, and any person or entity who is or will have been involved in the origination of the Loans, any person or entity who is or will have been involved in the servicing of the Loans, any person or entity in whose name the encumbrance created by any of the Mortgages is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loans (including, but not limited to, investors or prospective investors in any Securitization, Participation or Transfer, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in any of the Loans for the benefits of third parties), as well as the respective directors, officers, shareholders, partners, members, employees, lenders, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other person or entity who holds or acquires or will have held a participation or other full or partial interest in any of the Loans or any of the Premises, whether during the term of the Loans or as a part of or following a foreclosure of any of the Loans and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

         "Indemnity Agreements" means all indemnity agreements executed for the benefit of any of the Borrower Parties, any current lessee or occupant or any prior owner, lessee or occupant of the Premises in connection with Hazardous Materials, including, without limitation, the right to receive payments under such indemnity agreements.

         "Lease" means the master lease between Borrower, as lessor, and Lessee, as lessee, with respect to the Premises, together with all amendments, modifications and supplements thereto.

         "Lender   Entities"   means,   collectively,   Lender   (including  any
predecessor-in-interest to Lender) and any Affiliate of Lender (including any Affiliate of any predecessor-in-interest to Lender).

         "Lessee" means Tumbleweed, Inc., a Delaware corporation, and its successors.

         "Lessee Parties" means, collectively, Lessee and any guarantors of the Lease (including, in each case, any predecessors-in-interest).

         "Loan" or "Loans" means, as the context may require, the loan for each Premises, or the loans for all of the Premises, described in Section 2.

         "Loan Amount" or "Loan Amounts" means, as the context may require, the aggregate amount set forth in Section 2 or, with respect to each Premises, the individual amount set forth in Exhibit A.

         "Loan Documents" means, collectively, this Agreement, the Notes, the Mortgages, the Environmental Indemnity Agreement, the UCC-1 Financing Statements and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, as the same may be amended from time to time.

         "Loan Pool" means:

         (i) in the context of a Securitization, any pool or group of loans that are a part of such Securitization;

         (ii) in the context of a Transfer, all loans which are sold, transferred or assigned to the same transferee; and

                  (iii) in the context of a Participation, all loans as to which participating interests are granted to the same participant.

         "Material Adverse Effect" means a material adverse effect on (i) any of the Premises, including, without limitation, the operation of any of the Premises as a Permitted Concept, or (ii) Borrower's ability to perform its obligations under the Loan Documents.

         "Mortgage" or "Mortgages" means, as the context may require, the deed of trust or mortgage dated as of the date of this Agreement executed by Borrower for the benefit of Lender with respect to a Premises or the deeds of trust or mortgages dated as of the date of this Agreement executed by Borrower for the benefit of Lender with respect to all of the Premises, as the same may be amended from time to time. A Mortgage has been executed for each Premises.

         "Note" or "Notes" means, as the context may require, the promissory note dated as of the date of this Agreement executed by Borrower in favor of Lender evidencing a Loan with respect to a Premises or the promissory notes dated as of the date of this Agreement executed by Borrower in favor of Lender evidencing the Loans with respect to all of the Premises, as the same may be amended, restated and/or substituted from time to time, including, without limitation, as a result of the payment of the FCCR Amount pursuant to Section 9. A Note has been executed for each Premises in the Loan Amount corresponding to such Premises.

         "Obligations" has the meaning set forth in the Mortgages.

         "OFAC Laws and Regulations" means Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and the Cuban Assets Control Regulations (Title 31 Part 515 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies, lists (including, without limitation, the Specially Designated Nationals and Blocked Persons List) and any other requirements of any Governmental Authority (including, without limitation, the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.

         "Other Agreements" means, collectively, all agreements and instruments between, among or by (1) any of the Borrower Parties, Related Borrower and/or any Affiliate of any of the Borrower Parties or Related Borrower (including any Affiliate of any predecessor-in-interest to any of the Borrower Parties or Related Borrower), and, or for the benefit of, (2) any of the Lender Entities, including, without limitation, the Equipment Loan Agreement, the Related Loan Agreement, the Related Equipment Loan Agreement, promissory notes and guaranties; provided, however, the term "Other Agreements" shall not include the agreements and instruments defined as the Loan Documents.

         "Participation" means one or more grants by Lender or any of the other Lender Entities to a third party of a participating interest in notes evidencing obligations to repay secured or unsecured loans owned by Lender or any of the other Lender Entities or any or all servicing rights with respect thereto.

         "Permitted Amounts" means, with respect to any given level of Hazardous Materials, that level or quantity of Hazardous Materials in any form or combinati